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                                                                 Exhibit (a)(11)

                               SUPPLEMENT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF
                          JLK DIRECT DISTRIBUTION INC.
                                       AT
                              $8.75 NET PER SHARE

   THIS OFFER AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                November 7, 2000

To Our Clients:

     Enclosed for your consideration is the Supplement to the Offer to Purchase dated November 7, 2000 (the "Supplement") in connection with the offer by JLK Direct Distribution Inc., a Pennsylvania corporation, pursuant to the merger agreement (the "Merger Agreement") with Kennametal Inc. and Pegasus Acquisition Corporation, a wholly owned subsidiary of Kennametal, to purchase all of the outstanding shares of JLK Class A Common Stock, par value $0.01 per share (the "Shares"), at a purchase price of $8.75 net per Share, to the selling shareowners in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2000 (the "Offer to Purchase"), and in the Letter of Transmittal, both of which were sent to you in a previous mailing, and the Supplement, enclosed herewith (which, together with the Offer to Purchase and the Letter of Transmittal, each as amended or supplemented from time to time, collectively constitute the "Offer").

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     If you have not yet tendered your Shares or have tendered but properly withdrawn your Shares, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer Price is $8.75 per Share, net to you in cash without interest.

     2. The Offer is being made for all outstanding Shares.

     3. The Board of Directors of JLK (the "JLK Board"), based upon the unanimous recommendation of an independent special committee of the Board, has unanimously approved the Offer, the Merger (as defined in the Offer to Purchase) and the Merger Agreement, and has unanimously determined that the Offer and the Merger are in the best interests of JLK and fair to you the public shareowners, and unanimously recommends that the you accept the Offer, and tender your Shares pursuant to the Offer.

     4. THE OFFER AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.

     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date of the Offer (as defined in the Offer to Purchase) a majority of all of JLK's then outstanding shares of Class A Common Stock. This condition may only be waived by JLK with the consent of Kennametal; however, JLK will waive this condition if Kennametal and Pegasus waive one of the conditions to their obligation to consummate the merger, which is that at least 50% of JLK's then outstanding shares of Class A Common Stock have been purchased by JLK in the Offer. The Offer is also subject to other conditions set forth in the Offer to Purchase.
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     6. You will not be responsible for any stock transfer taxes applicable to the purchase of Shares in the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, JLK Direct Distribution Inc., is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the opposite side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer. IF YOU HAVE PREVIOUSLY INSTRUCTED US TO TENDER YOUR SHARES AND HAVE NOT INSTRUCTED US TO WITHDRAW SUCH SHARES, YOU NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE OFFER PRICE OF $8.75 PER SHARE.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER.

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                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          JLK DIRECT DISTRIBUTION INC.

     The undersigned acknowledge(s) receipt of the letter above and the enclosed Supplement to the Offer to Purchase dated November 7, 2000, as well as the Offer to Purchase, dated October 3, 2000, and the related Letter of Transmittal, all relating to the Offer by JLK Direct Distribution Inc. ("JLK"), a Pennsylvania corporation, to purchase shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of JLK, at a purchase price of $8.75 net per Share, to the selling shareowner in cash without interest thereon (the "Offer Price"), upon terms and subject to the conditions set forth in the Offer to Purchase.

     This instructs you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Supplement, the Offer to Purchase and the Letter of Transmittal.

Number of Shares to be Tendered

 ____________________________   Shares

Account Number

____________________________________

Dated

 ____________________________ , 2000
SIGN HERE

 _________________________________

 _________________________________
Signature(s)

 _________________________________

 _________________________________
Print Name(s)

 _________________________________

 _________________________________
Address(es)

 _________________________________
Telephone Number

 _________________________________
Tax ID or Social Security Number

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